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                                                                    Exhibit 99.1


                                   (AMEX:GTA)

AT THE COMPANY
W. Bradley Blair, II
President and Chief Executive Officer
Scott D. Peters
Chief Financial Officer
(843) 723-4653

FOR IMMEDIATE RELEASE
JULY 31, 2001

                  GOLF TRUST OF AMERICA, INC. ANNOUNCES SALE OF
                    GOLF COURSES TO LEGENDS GOLF HOLDING, LLC

CHARLESTON, SC, JULY 31, 2001 -- Golf Trust of America, Inc. (AMEX:GTA), a real estate investment trust, announced today that the Company has sold 7.5 golf courses for total consideration of $89.41 million to Legends Golf Holdings, LLC, an affiliate of the existing lessee. The sale agreement with Legends Golf Holdings, LLC included closings on the Legends Golf Resort courses at Parkland, Moorland and Heathland in Myrtle Beach, South Carolina; the Heritage Golf Club in Pawley's Island, South Carolina; the Oyster Bay Golf Links in Sunset Beach, North Carolina; and the Tiburon Golf Course in Omaha, Nebraska.

As previously reported, three golf courses also subject to the sale agreement, Royal New Kent, Stonehouse and Silverthorn, were sold to superior bid purchasers, and a fourth golf course, Black Bear Golf Club in Eustis, Florida, is subject to a pending superior bid sale. The remaining golf courses subject to the sale agreement are the Bonaventure Resort Courses in Ft. Lauderdale, Florida, which are subject to a pending dispute resolution process between buyer and seller.

Golf Trust of America, Inc. is a real estate investment trust involved in the ownership of high-quality golf courses in the United States. The Company currently owns an interest in 25 (eighteen-hole equivalent) golf courses. Additional information, including an archive of all corporate press releases, is available over the Company's website at www.golftrust.com.
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CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING
STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS INCLUDING GENERAL ECONOMIC CONDITIONS, COMPETITION FOR GOLF COURSE ACQUISITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, INTEREST RATES AND OTHER RISK FACTORS AS OUTLINED IN THE COMPANY'S SEC REPORTS.